EURO FUNDS AGREE TO DERMISONICS' FINANCING

  COMPLETION OF FINANCING WILL ESTABLISH BASE FOR EXPANSION ACROSS MULTI-BILLION
                   DOLLAR COSMETIC, DRUG & ANTISEPTIC MARKETS

IRVINE,  CALIFORNIA  -  MARCH  22,  2006,
(PR  NEWSWIRE)

DERMISONICS, INC. (OTC BULLETIN BOARD: DMSI.OB), a pioneer in the development of painless injection-free ultrasonic transdermal drug-delivery technologies with broad pharmaceutical and consumer applications, announced today that the Company has agreed to sell a total of 7.2 million common shares of the Company's capital stock to two Luxembourg-based SICAV funds for net proceeds of $4,134,240. The placement will be completed in reliance upon the exemption from the registration requirements of the Securities Act afforded by Regulation S as promulgated under the Securities Act of 1933. Dermisonics will use the net proceeds derived from the financing to continue the development and testing of the U-Strip, U-Wand and A-Wand systems, to explore new applications for the Company's intellectual property estate and to negotiate strategic marketing alliances with companies in the cosmetic, pharmaceutical, and antiseptic industries. It is anticipated that the closing of this transaction will occur in the next 30 days.

BRUCE HAGLUND, CEO OF DERMISONICS commented, "This financing will give us the resources to complete our human pilot trials for our insulin studies and accelerate our R&D and marketing programs simultaneously on three critical fronts:

- THE $17.6 BILLION SKIN CARE MARKET and the anti-aging needs of the 270 million graying baby boomers in the U.S and Europe alone,
- THE $19 BILLION DRUG DELIVERY MARKET treating the 55 million diabetics worldwide forced to use painful needles to survive this debilitating disease, and
- THE $1.2 BILLION ANTISEPTIC MARKET for consumers at home and to combat the critical problem of infections for soldiers wounded on the battlefield".

ABOUT DERMISONICS, INC. - Dermisonics is an intellectual property company and advanced technology incubator that is primarily focused on developing and marketing its transdermal and subdermal technologies for applications in the drug (U-Strip), skin care (U-Wand), and antiseptic (A-Wand) fields. Its breakthrough system, called the U-Strip, facilitates the efficient and needle-free delivery of drugs with large molecular structures into the bloodstream. This system is based on a radical integration of microelectronics and ultrasonic


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science with a product-carrying patch and represents a quantum leap in non invasive, transdermal delivery technology. Tests have shown that the U-Strip facilitates the transdermal delivery of Insulin as well as potentially at least 175 other existing drugs through the pores of the skin. Conventionally available transdermal technology cannot effectively deliver these drugs due to their large molecular size. The Company has also developed major line extensions for applications in the medical (Antiseptic Wand) and skin care (U-Wand) fields.

For further information contact Bruce Haglund, CEO.
bruce.haglund@dermisonics.com
-----------------------------

Dermisonics, Inc.
2 Park Plaza, Suite 450,
Irvine, California     92614
U.S.A.
888-401-DERM (3376) Toll Free
949-733-1101 Phone
949-733-1188 Fax

NORTH AMERICAN INVESTOR RELATIONS CONTACT:

Brent Pierce, International Marketing Trend, Inc.
Phone:  877-676-4447

EUROPEAN INVESTOR RELATIONS CONTACT:

Michael Drepper
Phone: +49-621-430-6130
investor-germany@dermisonics.com
--------------------------------

For additional information, please visit www.dermisonics.com
                                         -------------------

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-QSB and Form 10-KSB filings with the Securities and Exchange Commission.